UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 3, 2024

Cogent Communications Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51829	46-5706863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2450 N St. NW, Washington, D.C.	20037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 202-295-4200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.001 per share	CCOI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 3, 2024, Cogent Communications Holdings, Inc. (the “Company”), the Company’s US operating subsidiary and the Company’s Chief Executive Officer, David Schaeffer, entered into an amendment to Mr. Schaeffer’s employment agreement, which, among other things, extended the term through December 31, 2026, set the parameters of his long-term equity compensation awards through 2026, and amended the criteria for Mr. Schaeffer’s annual cash incentive (hereafter “Amendment 9”).

Per Amendment 9, Mr. Schaeffer’s annual cash incentive award will be based on the Company’s Annualized Wavelength Revenue achievement compared to a target amount (the “AWR Target”), which shall be set by the Compensation Committee of the Company’s Board of Directors (the “Board”) in the prior year. The annual bonus shall be determined by dividing $500,000 by the AWR Target and multiplying the result by Annualized Wavelength Revenue, provided, that the annual bonus shall not exceed $667,000. If Annualized Wavelength Revenue is zero, the annual bonus shall be zero.

With respect to the restricted stock awards granted to Mr. Schaeffer in the years 2020 through 2023 (the “Outstanding Awards”), due to the impossibility of obtaining the information necessary to perform the applicable calculations with respect to the Performance-Vesting Shares (as defined in the applicable agreements for the Outstanding Awards), the applicable performance measures were amended as described in Amendment 9.

Lastly, per the terms of Amendment 9, provided Mr. Schaeffer is employed by the Company on January 1 of such year, the Board shall grant Mr. Schaeffer an award of 180,000 shares of restricted stock in each of 2024, 2025 and 2026. A portion of the grant, 84,000 shares, will vest in 12 monthly increments of 7,000 shares starting on January 1 of the third year following the year of the grant, subject to Mr. Schaeffer’s continued employment with the Company through each applicable vesting date (except in the case of certain qualifying terminations of employment). The remaining portion of the grant, 96,000 shares of performance-vesting restricted stock, will be eligible to vest following a three-year performance period, subject to Mr. Schaeffer’s continued employment with the Company through the applicable vesting date (except in the case of certain qualifying terminations of employment) and based on the achievement of certain EBITDA and total shareholder return targets as described in Amendment 9.

This description of Amendment 9 does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of Amendment 9, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On January 3, 2024, the Board granted a restricted stock award to Mr. Schaeffer consistent with the terms above. The form of Restricted Stock Award to Mr. Schaeffer is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Also on January 3, 2024, in addition to the customary annual grants to the named executive officers, the following retention awards were made:

Thaddeus G. Weed, Chief Financial Officer – 30,000 shares of restricted stock

John B.Chang, Chief Legal Officer – 30,000 shares of restricted stock

James Bubeck, Chief Revenue Officer – 10,000 shares of restricted stock

Henry W. Kilmer, Vice President of Network Strategy – 5,000 shares of restricted stock

The retention awards will vest on January 3, 2027, subject to the recipients’ continued employment with the Company on such date.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
10.1	Amendment No. 9 to Employment Agreement of David Schaeffer, dated January 3, 2024.

10.2	Form of Restricted Stock Award between the Company and David Schaeffer.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cogent Communications Holdings, Inc.

January 5, 2024	By:	/s/ David Schaeffer
Name: David Schaeffer
Title: President and Chief Executive Officer